     As filed with the Securities and Exchange Commission on April 20, 2001

                                                      Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                               NEOFORMA.COM, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                             77-0424252
  (State or Other Jurisdiction                                (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

                               NEOFORMA.COM, INC.
                                3061 ZANKER ROAD
                           SAN JOSE, CALIFORNIA 95134
          (Address of Principal Executive Offices, including Zip Code)

                           1999 EQUITY INCENTIVE PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                           (Full Titles of the Plans)

                                ANDREW GUGGENHIME
                             CHIEF FINANCIAL OFFICER
                               NEOFORMA.COM, INC.
                                3061 ZANKER ROAD
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 468-4000
            (Name, Address and Telephone Number of Agent for Service)

                                   COPIES TO:

                             DAVID K. MICHAELS, ESQ.
                            SCOTT J. LEICHTNER, ESQ.
                               FENWICK & WEST LLP
                              TWO PALO ALTO SQUARE
                           PALO ALTO, CALIFORNIA 94306

                         CALCULATION OF REGISTRATION FEE

======================================== ================= ====================== ====================== ===============
                                              AMOUNT         PROPOSED MAXIMUM       PROPOSED MAXIMUM       AMOUNT OF
                                              TO BE           OFFERING PRICE            AGGREGATE         REGISTRATION
 TITLE OF SECURITIES TO BE REGISTERED       REGISTERED           PER SHARE           OFFERING PRICE           FEE
---------------------------------------- ----------------- ---------------------- ---------------------- ---------------
Common Stock, $0.001 par value             8,566,654(1)           $0.89(2)            $7,624,322.06         $1,907.00

(1) Represents 7,552,687 additional shares reserved for issuance upon exercise of stock options under the Registrant's 1999 Equity Incentive Plan, which amount represents an automatic increase effective January 1, 2001 equal to the difference between the number of shares available for grant under the 1999 Equity Incentive Plan as of December 31, 2000 and 5% of the total outstanding shares of the Registrant's common stock as of December 31, 2000. Also includes 1,013,967 additional shares available for issuance under the Registrant's 1999 Employee Stock Purchase Plan, which amount represents an automatic increase effective January 1, 2001 equal to the difference between the number of shares available for grant under the 1999 Employee Stock Purchase Plan as of December 31, 2000 and 1% of the total outstanding shares of the Registrant's common stock as of December 31, 2000. Shares issuable upon exercise of stock options under the Registrant's 1999 Equity Incentive Plan, and shares available for issuance under the Registrant's 1999 Employee Stock Purchase Plan, were originally registered on a Registration Statement on Form S-8 (File No. 333-95299) filed on January 24, 2000 (the "Original Form S-8 Registration Statement"). This registration statement shall cover any additional shares of common stock which become issuable under the Registrant's 2000 Equity Incentive Plan or 2000 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or any other similar transactions without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding common stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, and based upon an average of the high and low sales price as reported on the Nasdaq National Market on April 18, 2001.

                   STATEMENT PURSUANT TO GENERAL INSTRUCTION E

INCORPORATION BY REFERENCE OF PREVIOUS REGISTRATION STATEMENT

     Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (the "Commission") to register an additional 7,552,687 shares under the Registrant's 1999 Equity Incentive Plan, and an additional 1,013,967 shares under the Registrant's 1999 Employee Stock Purchase Plan, pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under such plans. Pursuant to General Instruction E, the contents of the Original Form S-8 Registration Statement are hereby incorporated by reference into this registration statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 20th day of April, 2001.

                                       NEOFORMA.COM, INC.

                                       By:  /s/ Andrew L. Guggenhime
                                            ------------------------------------
                                            Andrew L. Guggenhime
                                            Chief Financial Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Robert J. Zollars and Andrew L. Guggenhime, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on April 20, 2001 by the following persons in the capacities and on the dates indicated:

                   SIGNATURE                                            TITLE                               DATE
                   ---------                                            -----                               ----
/s/ ROBERT J. ZOLLARS                               Chief Executive Officer and Chairman of the         April 20, 2001
------------------------------------------------    Board (Principal Executive Officer)
               ROBERT J. ZOLLARS

/s/ ANDREW L. GUGGENHIME                            Chief Financial Officer (Principal Financial        April 20, 2001
------------------------------------------------    Officer and Principal Accounting Officer)
             ANDREW L. GUGGENHIME

                                                    Director                                            April 20, 2001
------------------------------------------------
                 CURT NONOMAQUE

                                                    Director                                            April 20, 2001
------------------------------------------------
               RICHARD D. HELPPIE

                                                    Director                                            April 20, 2001
------------------------------------------------
                  MARK MCKENNA

/s/ ANDREW FILIPOWSKI                               Director                                            April 20, 2001
------------------------------------------------
               ANDREW FILIPOWSKI

/s/ JEFFREY HILLEBRAND                              Director                                            April 20, 2001
------------------------------------------------
               JEFFREY HILLEBRAND

/s/ MICHAEL MURRAY                                  Director                                            April 20, 2001
------------------------------------------------
                 MICHAEL MURRAY

                   SIGNATURE                                            TITLE                               DATE
                   ---------                                            -----                               ----
                                                    Director                                            April 20, 2001
------------------------------------------------
                ROBERT J. BAKER

/s/ C. THOMAS SMITH                                 Director                                            April 20, 2001
------------------------------------------------
                C. THOMAS SMITH

                               INDEX TO EXHIBITS

Exhibit
 Number                             Exhibit Title
-------                             -------------
  5.1             Opinion of Fenwick & West LLP
 23.1             Consent of Fenwick & West LLP (included in Exhibit 5.1)
 23.2             Consent of Arthur Andersen LLP, independent accountants
 24.1             Power of Attorney (see page 4)